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                                                                  EXHIBIT 1.1



                                6,124,966 SHARES

                          WESTERN DIGITAL CORPORATION
                                  COMMON STOCK
                                ($.10 PAR VALUE)

                             UNDERWRITING AGREEMENT

                                                             JANUARY __, 1994

KIDDER, PEABODY & CO. INCORPORATED
SALOMON BROTHERS INC
      c/o Kidder, Peabody & Co. Incorporated
      10 Hanover Square,
      New York, N.Y.  10005.

Ladies and Gentlemen:

            Western Digital Corporation, a Delaware corporation ("Company"), and the several warrantholders of the Company listed in Schedule B hereto ("Selling Stockholders"), who may act through James R. Eckstaedt and D. Scott Mercer, or either of them, as attorneys-in-fact for the Selling Stockholders ("Attorneys-in-fact"), confirm their agreement with the Underwriters listed in Schedule A hereto ("Underwriters") as follows:

      1. DESCRIPTION OF THE SECURITIES. The Company proposes to issue and sell 5,000,000 shares of its Common Stock, and the Selling Stockholders, acting severally and not jointly, propose to sell a total of 1,124,966 warrants (the "Warrants") to purchase an aggregate of 1,124,966 shares of Common Stock of the Company, to the Underwriters. The 5,000,000 shares of Common Stock to be sold by the Company are hereinafter called the "Company Shares," and the 1,124,966 shares of Common Stock issuable upon exercise of the Warrants are hereinafter called the "Warrant Shares." The respective amounts of Company Shares and Warrants to be purchased by the Underwriters are set forth opposite their names in Schedule A hereto and the respective amounts of the Warrants to be sold by the Selling Stockholders are set forth opposite their names in Schedule B hereto. The Company Shares and the Warrant Shares are sometimes referred to herein collectively as the "Firm Shares." The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 918,745 additional shares ("Optional Shares") of its Common Stock as set forth below in Section 14. The Firm Shares and the Optional Shares are herein collectively called the "Securities."

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter and each Selling Stockholder that:

            (a) A registration statement (File No. 33-51695) with respect to the Securities, including a preliminary form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933 ("Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and filed with the Commission and has become effective. Such registration statement may have been amended prior to the date of this Agreement; any such amendment was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A final form of prospectus has been or will be so prepared and will be filed pursuant to Rule 424 (b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and
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      Regulations); and the Rules and Regulations do not require the Company to, and, without your consent, the Company will not, file a post-effective amendment after the time of execution of this Agreement and prior to the filing of such final form of prospectus. Copies of such registration statement, any such amendments, and each related preliminary prospectus ("Preliminary Prospectus") and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the registration statement and of each amendment thereto for each of you and for counsel for the Underwriters) have been delivered to you. Such registration statement, as it may have heretofore been amended and including any information deemed by virtue of Rule 430A(b) of the Rules and Regulations to be part of such registration statement at the time it was declared effective, is referred to herein as the "Registration Statement," and such final form of prospectus, in the form in which it is first filed pursuant to Rule 424(b) of the Rules and Regulations, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

            (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to and furnished by you, or by any Underwriter through you, to the Company specifically for use in the preparation thereof.

            (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934 ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

            (d) The financial statements of the Company and its subsidiaries set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

            (e) Each of the Company, Western Digital (Singapore) Pte Ltd. ("WDS"), Western Digital (Malaysia) SDN BHD ("WDM"), and Western Digital Ireland Ltd. ("WDI") is duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material risk to the business, properties, financial





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       position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

             (f) The Warrants have been duly authorized, executed and delivered by, and are valid and binding obligations of, the Company and, when delivered in accordance with the terms of this Agreement and the Custody Agreement (as hereinafter defined), will entitle the Underwriters to purchase their respective portions of the Warrant Shares upon payment to the Company of the respective exercise price. No further approval of any stockholder, the Board of Directors or others is required for the issuance of the Warrant Shares upon payment of the exercise price except such as may be required under the Act or under state or other securities or Blue Sky laws.


             (g) The outstanding shares of Common Stock of the Company (including the Warrant Shares when issued in accordance with the Warrants) and the Securities to be issued and sold by the Company hereunder have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to any of the Securities.

            (h) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, and there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole.

             (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole, or might materially and adversely affect the properties or assets thereof.

             (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so described or filed.

             (k) The Company has complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

             (l) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's Certificate of Incorporation or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities to be sold by the Company, except such as may be required under the Act or state





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      securities laws; and the Company has full power and authority to authorize, issue and sell the Securities to be sold by it as contemplated by this Agreement.

      3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, the Company and each Underwriter that:

            (a) Such Selling Stockholder has and on the Closing Date will have valid and unencumbered title to the number of Warrants set forth opposite such Selling Stockholder's name on Schedule B hereto and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Warrants hereunder; and upon delivery of and payment for such Warrants hereunder, the several Underwriters will acquire valid and unencumbered title thereto.

            (b) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

            (c) If such Selling Stockholder is a corporation, such Selling Stockholder has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation.

            (d) Except as set forth in the Prospectus, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Warrants to be sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

            (e) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or if such Selling Stockholder is a corporation, the articles of incorporation or bylaws of such Selling Stockholder.

            (f) Such Selling Stockholder has executed and delivered a power of attorney naming James R. Eckstaedt and/or D. Scott Mercer, or either of them, as such Selling Stockholder's Attorneys-in-fact (and by the execution by any one of them of this Agreement, such Attorney-in-fact represents and warrants to the best of his knowledge that he and the other Attorneys-in-fact have been duly appointed as Attorneys-in-fact by the Selling Stockholders) for the purpose of entering into and carrying out this Agreement, and in connection therewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under a custody agreement ("Custody Agreement") with James R. Eckstaedt and/or D. Scott Mercer, as custodian ("Custodian"), certificates in negotiable form for the Warrants to be sold by such Selling Stockholder. Such Selling Stockholder agrees that the Warrants represented by the certificates on deposit with the Custodian are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated except as provided in this Agreement or in the power of attorney appointing the Attorneys-in-fact or in the Custody Agreement, by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder, in the case of a trust or estate, by the death or incapacity of the trustee or trustees or the executor or executors or the termination of such trust or estate or, in the case of a corporate or partnership Selling Stockholder, by its liquidation or dissolution, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, any such trust or estate should be





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      terminated or any such corporation or partnership should be liquidated or dissolved, or if any other event should occur before the delivery of the Warrants hereunder, certificates for the Warrants deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination, liquidation, dissolution or other event had not occurred, whether or not the Custodian or the Attorneys-in-fact shall have received notice thereof.

            (g) To the extent that any statements or omissions made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, are made in reliance upon, and in conformity with, written information furnished to the Company by such Selling Stockholder specifically for use in the preparation thereof, each such part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each such part of the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and on the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company, the Selling Stockholders and each Underwriter hereby acknowledge and agree that, for all purposes of this Agreement and the transactions herein contemplated, the only information furnished to the Company by the Selling Stockholders specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, is, with respect to each Selling Stockholder, severally and not jointly, the name, address and share information concerning such Selling Stockholder appearing in the Prospectus under the caption "Selling Stockholders."

      4. PURCHASE, SALE AND DELIVERY OF SECURITIES AND WARRANTS. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $___________ per share, the respective number of Company Shares set forth opposite the names of the Underwriters in Schedule A hereto.

      On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective number of Warrants set forth opposite the names of the Selling Stockholders in Schedule B hereto at a purchase price equal to the product of (i) the aggregate number of shares of Common Stock issuable on exercise of such Warrants and (ii) the difference between the purchase price per share for the Company Shares as set forth in the immediately preceding paragraph and the respective exercise prices per share applicable to such Warrants (set forth on Schedule B hereto) in accordance with the Custody Agreements executed by such Selling Stockholders. Each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders the respective number of Warrants set forth opposite the names of the Underwriters in Schedule A hereto at the purchase price set forth in the preceding sentence. Each Underwriter further agrees, severally and not jointly, to exercise the respective number of Warrants for Warrant Shares as is set forth opposite the names of the Underwriters in Schedule A hereto. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholders that number of Warrants which (as nearly as practicable, as determined by you) is in the same proportion to the number of Warrants set forth opposite the names of such Selling Stockholders in Schedule B hereto as the number of Warrants set forth opposite the name of such Underwriter in Schedule A hereto (subject to the adjustment as provided in Section 9) is to the total number of Warrants to be purchased by the Underwriters under this Agreement.

      The Company will deliver the certificates for the Company Shares and the Custodian will deliver the certificates for the Warrants on behalf of the Selling Stockholders to you for the accounts of the Underwriters, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company in the case of Company Shares and to the order of each of the Selling Stockholders in the case of the Warrants, delivered to the Company and the Custodian, respectively, at the office of Latham & Watkins, 650 Town Center Drive, Twentieth Floor, Costa Mesa, California 92626-1918, at 6:30 A.M., Los Angeles time, on January __, 1994 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are





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not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than seven full business days thereafter as you, the Company and the Selling Stockholders determine, such time being herein referred to as the "Closing Date." The Company agrees that, upon exercise of the Warrants by the Underwriters, and payment to the Company by the Underwriters of the full requisite exercise price called for by such Warrants (such exercise price being set forth on Schedule B hereto), the Company will immediately issue certificates evidencing the requisite number of Warrant
Shares issuable upon such exercise. The Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and the Selling Stockholders, will be made available for checking and packaging at the office of Kidder, Peabody & Co. Incorporated, at least one business day prior to the Closing Date.

      It is understood that you, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company and the Custodian on behalf of any other Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.

      5. COVENANTS. The Company covenants and agrees with each Underwriter and the Selling Stockholders that:

            (a) The Company will cause the Prospectus to be filed as required by Section 2(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing; it will notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; it will file no amendment or supplement to the Registration Statement or Prospectus (other than any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to you at or prior to the filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

            (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use promptly its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

            (c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify you and will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (d) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution.

            (e) The Company will furnish to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

            (f) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its Stockholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act. For purposes of the preceding sentence "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the date of this Agreement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (g) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus.

            (h) The Company will not, directly or indirectly, offer, sell or otherwise dispose of any Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock of the Company prior to the expiration of 90 days from the date of this Agreement or establish a "put equivalent position" with respect to Common Stock of the Company within the meaning of Rule 16a-1(h) under the Exchange Act without your prior written consent; except (i) grants of stock options and issuances of Common Stock upon exercise of stock options previously granted under existing stock option plans, and (ii) issuances of Common Stock pursuant to the exercise of Common Stock purchase warrants outstanding on the date hereof.

            (i) To the extent necessary, the Company hereby consents to the transfer of the Warrants to the Underwriters by the Selling Stockholders in connection with this Agreement and the Custody Agreement.

      The Company and the Selling Stockholders covenant and agree with one another and with each Underwriter that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated (i) the Company will pay the costs and charges of any transfer agent or registrar, and the cost of preparing stock certificates; (ii) each Selling Stockholder will pay all necessary transfer taxes in connection with the sale and delivery to the Underwriters of the Warrants agreed to be sold by such Selling Stockholder hereunder; and (iii) the Company will pay all other expenses incident to the performance of its obligations and the obligations of the Selling Stockholders hereunder, the expenses of printing all documents relating to the offering, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 5(d) hereof and the preparation of memoranda relating thereto and for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities.

      If the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on their respective parts to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.





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
      6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Securities and the Warrants as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company and the Selling Stockholders herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

            (a) The Prospectus shall have been filed as required by Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) No Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your reasonable opinion is material, or omits to state a fact that in your reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries or any change in the rating assigned to any securities of the Company that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

            (d) You shall have received the opinion of Gibson, Dunn & Crutcher, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus;

                  (ii) The Securities to be delivered on the Closing Date and all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities being issued and sold by the Company hereunder pursuant to the Company's Certificate of Incorporation or by-laws or, to such counsel's knowledge, any other instrument to which the Company is a party;

                  (iii) The Registration Statement has become effective under the Act; the Prospectus has been filed as required by Section 2(a) hereof; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; and each amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                  (iv) No facts have come to the attention of such counsel which would lead them to believe that either the Registration Statement or the Prospectus, or any such amendment or supplement, as of such respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause;

                  (v) Except as set forth in the Prospectus, to the knowledge of such counsel there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                  (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained by the Company in connection with the issuance or sale of the Securities by the Company in accordance with this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (vii) The execution and delivery of this Agreement, the
            issuance and sale of the Securities in accordance with this Agreement and in compliance with the terms of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or any order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties (except that no opinion need be expressed in this paragraph (vii) as to compliance with the Act, or the Exchange Act and the Rules and Regulations promulgated thereunder, or as to state securities or blue sky laws), or any agreement or instrument set forth on a schedule attached to such opinion which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Certificate of Incorporation or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement;

                  (viii) The Warrants have been duly authorized, executed and delivered by, and are valid and binding obligations of, the Company and, when delivered in accordance with the terms of this Agreement and the Custody Agreement, will entitle the Underwriters to purchase their respective portions of the Warrant Shares upon payment to the Company of applicable exercise price; the Warrant Shares to be purchased from the Company pursuant to the exercise of the Warrants by the Underwriters have been duly authorized, and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable;

            (e) You shall have received the opinion of Pillsbury Madison & Sutro, counsel for the Selling Stockholders, dated the Closing Date, to the effect that:

                  (i) Each Selling Stockholder that is a corporation has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation;

                  (ii) Each Selling Stockholder has valid and unencumbered title to the number of Warrants set forth opposite such Selling Stockholder's name on Schedule B hereto and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Warrants hereunder, and upon delivery of and payment for such Warrants hereunder, the Underwriters shall have acquired valid and unencumbered title thereto, assuming the Underwriters purchase such Warrants without actual knowledge of any lien, encumbrance, equity, claim or other "Adverse Claims"
            (as such term is defined in Article 8-302 of the New York Uniform Commercial Code);

                  (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Warrants to be sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iv) This Agreement has been duly executed and delivered by one of the Attorneys-in-fact on behalf of each Selling Stockholder; such Attorneys-in-fact have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each Selling Stockholder; and the execution, delivery and performance of this Agreement by the Selling Stockholders and the consummation by the Selling Stockholders of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, any material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or if such Selling Stockholder is a corporation, the articles of incorporation or bylaws of such Selling Stockholder; and

                  (v) The Custody Agreement executed and delivered by each Selling Stockholder is a valid and binding obligation of such Selling Stockholder and is enforceable against each such Selling Stockholder in accordance with its terms.

      In rendering their opinion to you, Pillsbury Madison & Sutro may rely, to the extent recited therein, upon certificates, opinions and written statements of officers of the Selling Stockholders.

            (f) You shall have received the opinion of Robert L. Erickson, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The Company is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole;

                  (ii) WDS, WDM and WDI have been duly incorporated and are existing corporations in good standing under the laws of the jurisdiction of their incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus;

                  (iii) All of the outstanding shares of capital stock of WDS, WDM and WDI have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim;

                  (iv) The execution and delivery of this Agreement and the issuance and sale of the Securities in accordance with this Agreement and in compliance with its terms will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws of WDS, WDM or WDI; and

                  (v) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

            (g) You shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

            (h) At the time of execution of this Agreement and at the Closing Date, you shall have received a letter from KPMG Peat Marwick, dated the date of delivery thereof, to the effect set forth in Exhibit I hereto.

            (i) You shall have received from the Company a certificate, signed by the President or a Vice President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

                  (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Rules and Regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

            (j) The representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the Closing Date, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by such Selling Stockholder at or prior to the Closing Date.

            (k) Each Selling Stockholder shall have delivered to you on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations).

            (l) All of the Securities shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

All such opinions, certificates, letters, forms and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company and the Selling Stockholders will furnish you with such conformed copies of such opinions, certificates, letters, forms and other documents as you shall reasonably request.

      7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the registration statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to and furnished by you, or by any Underwriter through you, to the Company specifically for use in the preparation thereof; and provided further that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which untrue statement or omission was corrected in the Prospectus, if the Company shall sustain the burden of proving that such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (exclusive of the documents incorporated by reference therein) (or of the Prospectus as then amended or supplemented (exclusive of the documents incorporated by reference therein) if the Company had previously furnished copies thereof to such Underwriter).

            (b) Each Selling Stockholder, severally in proportion to the number of Warrants to be sold by such Selling Stockholder hereunder, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the registration statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) no Selling Stockholder shall be liable in any such case except to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder specifically for use therein as specified in Section 3(g) hereof; (ii) no Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to and furnished by you, or by any Underwriter through you, to the Company specifically for use in the preparation thereof; and (iii) no Selling Stockholder shall be liable to any Underwriter under the indemnity agreement in this subsection with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which untrue statement or omission was corrected in the Prospectus, if such Selling Stockholder shall sustain the burden of proving that such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (exclusive of the documents incorporated by reference therein) (or of the Prospectus as then amended or supplemented (exclusive of the documents incorporated by reference therein) if the Company had previously furnished copies thereof to such Underwriter). In no event shall the liability of any Selling Stockholder under this Section 7 be greater in amount than the dollar amount of the proceeds received by such Selling Stockholder upon the sale of the Warrants giving rise to such indemnification obligation.

            (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the registration statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information relating to and furnished by you, or by such Underwriter through you, to the Company specifically for use in the preparation thereof; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

            (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, except to the extent the indemnifying party is materially prejudiced by reason of such omission. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total proceeds from the sale of Warrants pursuant to this Agreement received by such Selling Stockholder exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and each of the Selling Stockholders under this Section 7 shall be in addition to any liability that the Company and each of the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. Nothing contained in this
      Section 7 shall affect the validity of existing agreements among the Company and the Selling Stockholders, including, without limitation, the indemnification provisions contained in (i) the Warrant Agreement dated as of October 31, 1991, as amended, among the Company, Bank of America National Trust and Savings Association, individually and as agent, and the other banks named therein, (ii) the Warrant Agreement dated as of November 6, 1991, as amended, among the Company, Citicorp North America, Inc., individually and as agent, and the banks named therein and (iii) the Warrant Agreement dated as of July 23, 1993, among the Company, Citibank, N.A., and Citicorp North America Inc.

      8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company or the Selling Stockholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or by or on behalf of any Selling Stockholder or any controlling persons, or the Company, or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities hereunder.

      9. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter or Underwriters shall fail to take up and pay for the number of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the number of Securities not purchased does not aggregate more than 10% of the total number of Securities that the Underwriters are obligated to purchase hereunder at the Closing Date, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule A hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Underwriter or Underwriters agreed but failed to purchase.

            (b) If any Underwriter or Underwriters shall fail to take up and pay for the number of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the number of Securities not purchased aggregates more than 10% of the total number of Securities that the Underwriters are obligated to purchase hereunder at the Closing Date and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter with respect to Securities not purchased by reason of such termination (except to the extent provided in the penultimate paragraph of Section 5 hereof and in
      Section 7 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders with respect to such Securities (except to the extent provided in Section 7 hereof).

      10. TERMINATION. You shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate this Agreement if (i) the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on their respective parts to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled at the appropriate time, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party with respect to Securities not purchased by reason of such termination except that the provisions of
Section 7 and of the last two paragraphs of Section 5 hereof shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company and the Selling Stockholders shall be notified promptly by you by telephone, telex or telecopy, confirmed by letter.

      11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telexed or telecopied and confirmed to you c/o Kidder, Peabody & Co. Incorporated, at 10 Hanover Square, New York, New York 10005, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 8105 Irvine Center Drive, Irvine, California 92718 or if sent to any of the Selling Stockholders, shall be mailed, delivered, telexed or telecopied and delivered to such Selling Stockholders c/o Pillsbury Madison & Sutro, 235 Montgomery Street, San Francisco, California 94104,
Attention: Michael J. Sullivan. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, telexed or telecopied and confirmed to such Underwriter's address as it appears in such Underwriter's questionnaire or other notice furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 7, and no other person will have any right or obligation hereunder.

      In all dealings with the Company and the Selling Stockholders under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you jointly or by Kidder, Peabody & Co. Incorporated will be binding upon all the Underwriters.

      13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      14. OVERALLOTMENT OPTION. (a) In addition to the Company Shares and the Warrants being sold by the Company and the Selling Stockholders, respectively, and described in Section 1 hereof (which are referred to herein as the "Firm Shares"), the Underwriters, at their option, shall have the right to purchase from the Company up to an aggregate of 918,745 Optional Shares. The first three paragraphs of Section 4 hereof shall be deemed to apply only to the purchase, sale and delivery of the Firm Shares. References in those two paragraphs hereto to the "Securities" shall be deemed to be references to the "Firm Shares"; except as otherwise provided in this Section 14, other references in this Agreement to the "Securities" shall be deemed to include the Firm Shares and the Optional Shares.

            (b) Upon written notice from you given to the Company not more than 30 days subsequent to the date of the initial public offering of the Securities, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Company Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares in Schedule A hereto set forth opposite such Underwriter's name bears to the total number of Firm Shares (subject to adjustment by you to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company. "The Closing Date," as defined in Section 4 hereof, shall be deemed to be the "First Closing Date," and the time for the delivery of and payment for the Optional Shares is herein referred to as the "Second Closing Date" (which may be the First Closing Date). The Second Closing Date shall be determined by you but shall be not later than 10 days after you give to the Company written notice of election to purchase Optional Shares. The preparation, registration, checking and delivery of, and payment for, the Optional Shares shall occur or be made in the same manner as provided in Section 4 hereof for the Firm Shares, except as you and the Company may otherwise agree.

            (c)   The conditions to the Underwriters' obligations set forth in
      Section 6 shall be deemed to be conditions to the Underwriters' obligations to purchase and pay for the Securities to be purchased on each of the First Closing Date and the Second Closing Date, as the case may be; references in that Section and in Sections 2, 3, 9 and 10 hereof to the "Closing Date" shall be deemed to be references to the First Closing Date or the Second Closing Date, as the case may be, and references to the "Securities" in Section 6 hereof shall be deemed to be references to the Securities to be purchased at such Closing Date. A termination of this Agreement as to the Optional Shares after the First Closing Date will not terminate this Agreement as to the Firm Shares.

                               _________________

      If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, each Selling Stockholder and the several Underwriters.

                                 Very truly yours,

                                 WESTERN DIGITAL CORPORATION


                                 By: ________________________________________

                                 Its: _______________________________________


                                 SELLING STOCKHOLDERS LISTED ON SCHEDULE B
                                 HERETO


                                 By: ________________________________________

                                 Its: Attorney-in-Fact


ACCEPTED as of the date first above written

      KIDDER, PEABODY & CO. INCORPORATED


      By: _____________________________________________

      Its: ____________________________________________


      SALOMON BROTHERS INC



      By: _____________________________________________

      Its: ____________________________________________

                                   SCHEDULE A


                                                                   Number of
                                                                   Warrants
                                                                 (exercisable
                                                                     into
                                                                 the number of        Total
                                                  Number of      Warrant Shares     Number of
            Underwriter                        Company Shares      indicated)      Firm Shares
            -----------                        --------------    --------------    -----------
Kidder, Peabody & Co. Incorporated  . . . . .
Salomon Brothers Inc  . . . . . . . . . . . .
                                               --------------    --------------    -----------
      Total . . . . . . . . . . . . . . . . .     5,000,000         1,124,966       6,124,966
                                               ==============    ==============    ===========

                                   SCHEDULE B

                                                                        Warrants
                                                                     (exercisable        Number of      Number of
                                                                    into the number      Warrants       Warrants         Total
                                                                       of Warrant       Exercisable    Exercisable    Exercise Price
                                                                   Shares indicated)    at $2.3537      at $0.10       for Warrants
                                                                   -----------------    -----------    -----------    --------------
Selling Stockholders:
- --------------------
Bank of America NT & SA                                                  328,997          164,498        164,499      $  403,628.74

Citibank, N.A.                                                           223,072           37,386        185,686         106,564.03

Berliner Handels-und Frankfurter Bank                                     89,726           44,863         44,863         110,080.34

The HongKong and Shanghai Banking Corporation Limited                     89,726           44,863         44,863         110,080.34

Credit Lyonnais                                                           59,817           29,908         29,909          73,385.36

Den Danske Bank                                                           59,817           29,908         29,909          73,385.36

Royal Bank of Canada                                                      59,817           29,908         29,909          73,385.36

Union Bank of Switzerland                                                 49,507           24,753         24,754          60,736.54

J.P. Morgan Delaware                                                      44,863           22,431         22,432          55,039.05

Morgan Guaranty Trust Company of New York                                 44,863           22,431         22,432          55,039.05

Banque Nationale de Paris                                                 29,909           14,954         14,955          36,692.73

Deutsche Bank AG                                                          29,909           14,954         14,955          36,692.73

Sanwa Bank                                                                14,943            7,471          7,472          18,331.69
                                                                       ---------         --------       --------      -------------
            Total . . . . . . . . . . . . . . . . . . . . . . . .      1,124,966          488,328        636,638      $1,213,041.32
                                                                       =========         ========       ========      =============

                                   EXHIBIT I

      (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Rules and Regulations and the answer to Item 10 of the Registration Statement form is correct insofar as it relates to them.

      (2) In their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder.

      (3) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing caused them to believe that:

            (A) the unaudited information with respect to the results of operations and financial position for and at the end of each of the fiscal years in the period ended June 30, 1993 included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 does not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, is not fairly stated in all material respects in relation to the audited financial statements from which it has been derived, or does not agree with the corresponding amounts in the audited financial statements for each of the years then ended;

            (B) the unaudited information with respect to the results of operations and financial position for and at the end of each of the five years in the period ended June 30, 1993 included in the Prospectus under the caption "Summary Financial Information" does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, is not fairly stated in all material respects in relation to the audited financial statements from which it has been derived, or does not agree with the corresponding amounts in the audited financial statements for each of the years then ended;

            (C) the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended September 25, 1993 and December 26, 1993 do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended June 30, 1993;

            (D) the unaudited information with respect to the results of operations and financial position for and at the end of the six months ended December 26, 1992, and December 26, 1993 included in the Prospectus under the caption "Summary Financial Information" does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or does not agree with the corresponding amounts in the unaudited financial statements referred to in clause (C) above;

            (E) the unaudited information with respect to the quarterly operating data at the end of each of the six fiscal quarters ended December 26, 1993 included in the Prospectus under the caption "Quarterly Financial Data" does not agree with the corresponding amounts in the unaudited financial statements referred to in clause (c) above.

            (F) at the date of the latest available internal balance sheet of the Company and at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries consolidated or any decrease in consolidated net current assets or net assets as compared with amounts shown in the December 26, 1993 balance sheet included in the Prospectus, except in all cases for changes or decreases that the Prospectus discloses have occurred or may occur or as may be set forth in such letter; or

            (G) for the period from December 26, 1993 to the date of the latest available internal balance sheet of the Company and to a subsequent specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the previous year, in consolidated -- net sales -- operating revenues -- or in the total or per share amounts of income before extraordinary items or of net income, except in all cases for changes or decreases that the Prospectus discloses have occurred or may occur or as may be set forth in such letter.

      (4) In addition to their examination referred to in their report incorporated by reference in the Registration Statement and Prospectus and the procedures referred to in (4) above, they have carried out certain other specified procedures, not constituting an audit, with respect to the dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information are derived, directly or by analysis or computation, from the general accounting records of the Company and its subsidiaries) that are included or incorporated by reference in the Prospectus and appear in the Prospectus, and have found such dollar amounts, percentages and financial information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                -------------------



                                         I-2